UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2013

GYRODYNE COMPANY OF AMERICA, INC.

(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1 FLOWERFIELD, Suite 24

ST. JAMES, NEW YORK 11780

(Address of principal executive

offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number,

including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 17, 2013, Gyrodyne Company of America, Inc. entered into Employment Agreements with Frederick C. Braun III and Gary J. Fitlin, respectively (the “Employment Agreements”), each dated May 15, 2013 and effective April 1, 2013, pursuant to which Messrs. Braun and Fitlin will continue to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively. The Employment Agreement with Mr. Braun supersedes his employment agreement dated February 13, 2013.

The compensatory arrangements pursuant to the Employment Agreements are set forth in Item 5.02 of this Report. The description of the Employment Agreements in this Report is only a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements which are attached to this Report as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2013, Gyrodyne Company of America, Inc. (the “Company”) entered into new Employment Agreements with Frederick C. Braun III and Gary J. Fitlin, respectively (the “Employment Agreements”), each dated May 15, 2013 and effective April 1, 2013, pursuant to which Messrs. Braun and Fitlin will continue to serve as President and Chief Executive Officer and as Senior Vice President and Chief Financial Officer, respectively.

The Employment Agreements provide for substantially identical compensation and severance provisions. Each of Mr. Braun and Mr. Fitlin will earn a base salary at the rate of $250,000 per year plus a bonus equal to $125,000 if he is employed by the Company as of the effective date of a change-in-control (the “Change-in-Control Bonus”). The Employment Agreements define a change-in-control as the first to occur of a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, as each such term is defined under Section 409A of the Internal Revenue Code of 1986, as amended, and its corresponding regulations.

Pursuant to the terms of the Employment Agreements, there is no required minimum period of employment, and either the Company or the executive may terminate at any time, with or without cause. If the executive is terminated without cause, the Company must provide him with at least 60 days’ prior written notice of termination, and must pay him (i) the pro rata share of his base salary through those 60 days, (ii) the Change-in-Control Bonus, and (iii) severance pay equal to six months’ base salary from the date of termination. If the executive is terminated for cause (as defined in the Employment Agreements), he will be paid the pro rata share of his base salary through the date of termination. Each of the executives may also terminate upon 60 days’ prior written notice.

Except for the Employment Agreements, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Braun or Mr. Fitlin has a direct or indirect financial interest.

There are no family relationships between either Mr. Braun or Mr. Fitlin and any of the directors or officers of the Company or any of its subsidiaries.

The description of the Employment Agreements in this Report is only a summary of their material terms, does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreements which are attached to this Report as Exhibits 10.1 and 10.2, respectively, and incorporated into this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

10.1	Employment Agreement dated May 15, 2013 between Gyrodyne Company of America, Inc. and Frederick C. Braun III.
10.2	Employment Agreement dated May 15, 2013 between Gyrodyne Company of America, Inc. and Gary J. Fitlin.

Forward-Looking Statement Safe Harbor

The statements made in this Form 8-K that are not historical facts constitute “forward-looking information” within the meaning of the Private Securities Litigation Reform Act of 1995, and Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, both as amended, which can be identified by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “projects,” “estimates,” “believes,” “seeks,” “could,” “should,” or “continue,” the negative thereof, other variations or comparable terminology as well as statements regarding the evaluation of strategic alternatives. Important factors, including certain risks and uncertainties, with respect to such forward-looking statements that could cause actual results to differ materially from those reflected in such forward-looking statements include, but are not limited to, risks and uncertainties relating to the process of exploring strategic alternatives, the effect of economic and business conditions, including risks inherent in the real estate markets of Suffolk and Westchester Counties in New York, Palm Beach County in Florida and Fairfax County in Virginia, risks and uncertainties relating to developing Gyrodyne’s undeveloped property in St. James, New York and other risks detailed from time to time in Gyrodyne’s SEC reports.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC.

By: /s/ Frederick C. Braun III
Frederick C. Braun III
President and Chief Executive Officer

Date: May 23, 2013